This Agreement, made as of the 3rd day of NOVEMBER in the year 2000 by and between TURNER CONSTRUCTION COMPANY, a New York Corporation, thereinafter called TURNER and TRADE WINDS ENVIRONMENTAL RESTORATION INC., A NEW YORK CORPORATION, WITH OFFICES LOCATED AT 100 SWEENEYDALE AVENUE, BAY SHORE, NEW YORK 11706 (hereinafter called the "Subcontractor").

     HEREWITH, that the Subcontractor and Turner agree as follows:

Description of Work

     ARTICLE I. The Subcontractor shall perform and furnish all the work, labor, services, materials, plant equipment, tools, scaffolds, appliances and other things necessary for THE SPECIFIC MOLD AND MILDEW REMEDIATION WORK MORE FULLY DESCRIBED HEREIN (hereinafter called the "Work"), for and at the BEAR STEARNS BUILDING, (hereinafter called the "Project"), located on premises at 100 Vanderbilt Avenue, New York, (hereinafter called the "Premises"), as described in and in strict accordance with the provisions of pages 3A-3F, and with the terms and provisions of the "general contract" (hereinafter called the ("General Contract"), between Turner and BRADIRK 383 ASSOCIATES LLC, D/B/A 383 MADISON VENTURE, THE DEVELOPMENT MANAGER (HEREINAFTER CALLED "DEVELOPMENT MANAGER"). AS AGENT FOR GREGORY/MADISON AVENUE LLC (HEREINAFTER CALLED "OWNER") dated November 16, 1998 and in strict accordance with the Additional Provisions page(s) 3A, 3B, 3C, 3D, 3E and 3F. [See Rider I]

Contract Documents

     ARTICLE II. As it relates to this subcontractor's responsibility, the Plans, Specifications, General Conditions, Special Conditions, Addenda and General Contract hereinabove mentioned, are available for examination by the Subcontractor at all reasonable times at the office of Turner, all of the aforesaid, including this Agreement, being hereinafter sometimes referred to as the Contract Documents. The Subcontractor represents and agrees that it has carefully examined and understands this Agreement and the other Contract Documents has investigated the nature, locality and site of the Work and the conditions and difficulties under which it is to be performed and that it enters into this agreement on the basis of its own examination, investigation and evaluation of all such matters and not in reliance upon any options or representations of Turner, or of the Development Manager or Owner, or of any of their respective officers, agents, servants or employees. Turner represents that there is nothing in this subcontractors agreement that conflicts with items contained in any other contract documents pertaining to this project. [See Rider II]

    With respect to the Work to be performed and furnished by the Subcontractor hereunder, the Subcontractor agrees to be bound to Turner by each and all of the terms and provisions of the General Contract and the other Contract Documents, and to assume toward Turner all of the duties, obligations and responsibilities that Turner by those Contract Documents assumes toward the Development Manager and the Owner, and the Subcontractor agrees further that Turner shall have the same rights and remedies as against the Subcontractor as the Development Manager and Owner under the terms and provisions of the General Contract and the other Contract Documents has against Turner with the same force and effect as though every such duty, obligation, responsibility, right or remedy were set forth herein in full. The terms and provisions of this Agreement with respect to the Work to be performed and furnished by the Subcontractor hereunder is intended to be and shall be in addition to and not in substitution for any of the terms and provisions of the General Contract and the other Contract Documents.

     This Subcontract Agreement, the provisions of pages 3A - 3F, the provisions of the General Contract and the other Contract Documents are intended to supplement and compliment each other and shall, where possible, be thus interpreted. If, however, any provision of the Subcontract Agreement irreconcilably conflicts with a provision of the General Contract, the provisions of pages 3A - 3F and the other Contract Documents, the provisions of pages 3A - 3F shall first control, then the provisions of this Subcontract Agreement shall control, and then the provisions of the General Contract shall control.

     The parties recognize that problems and disputes between them may occur and that it is practicable for them to reach an amicable resolution of same without the need to resort to formal dispute resolution procedures. In that regard, any such pledge to participate in good faith in voluntary and non-binding Alternative Dispute Resolution (ADR) procedures. However, in the event that such disputes are not resolved by mediation or another ADR procedure as Turner and the Subcontractor may agree then such disputes shall be resolved at Turner's sole option either in the manner and forum pursuant to which disputes between the Development Manager and Owner and Turner are to be resolved under the terms of the General Contract or according to law. Furthermore, the Subcontractor agrees that Turner shall have the exclusive right to join the Subcontractor as a party in any dispute resolution procedure (including without limitation ADR procedures, binding arbitration or other judicial or non-judicial proceeding) between the Development Manager and Owner and Turner together with such other subcontractors or parties as may be appropriate, where in the judgment of Turner the issues in dispute are related to the work or performance of the Subcontractor. Furthermore, the Subcontractor expressly agrees to waive its right to trial by jury in case Turner elects to resolve the dispute in litigation.

     ARTICLE III. The Subcontractor shall commence the Work when notified to do so by Turner and shall diligently and continuously proceed and complete the Work and coordinate the Work with the other work being performed on the Project. In accordance with most project schedules as may be issued from time to time during the performance of the Work and any other scheduling requirements listed in this Agreement so as not to delay, impede, obstruct, hinder or infringe with the commencement, progress or completion of the whole or any part of the Work or other Work on the Project.

     The Subcontractor shall participate and cooperate in the development of schedules and other efforts to achieve timely completion of the Work providing information for the scheduling of the times and sequence of operations required for the Work to meet Turner's overall schedule requirements, shall continuously monitor the project schedule so as to be fully familiar with the timing, phasing and sequence of operations of the Work or any other work on the Project, and shall execute the Work in accordance with the requirements of the project schedule including any revisions thereto.

     Should the progress of the Work or of the Project to be delayed, disrupted, hindered, obstructed, or interfered with by any fault or neglect or act or failure to act of the Subcontractor or any of its officers, agents, servants, employees, subcontractors or suppliers so as to cause any additional cost, expense, liability or damage to Turner including legal fees and disbursements incurred by Turner (whether incurred in defending claims arising from such delay or in seeking reimbursement and indemnity from the Subcontractor and its surety hereunder or otherwise) or to the Development Manager or to Owner or any damages or additional costs or expenses for which Turner or the Development Manager or the Owner may or shall become liable, the Subcontractor and its surety shall and does hereby agree to compensate Turner, the Development Manager and Owner for and indemnify them against all such costs, expenses, damages and liability.

     Turner, if it deems necessary, may direct the Subcontractor to work overtime and if so directed, the Subcontractor shall work said overtime and, provided that the Subcontractor is not in default under any of the terms or provisions of this Agreement or of any of the other Contract Documents, Turner will pay the Subcontractor for such actual additional wages paid, if any, at rates which have been approved by Turner plus taxes imposed by law on such additional wages, plus worker's compensation insurance, liability insurance and levies on such additional wages if required to be paid by the Subcontractor.

     If, however, the progress of the Work or of the Project be delayed by any fault or neglect or act or failure to act of the Subcontractor or any of its officers, agents, servants, employees, subcontractors or suppliers, then the Subcontractor shall, in addition to all of the other obligations imposed by this Agreement upon the Subcontractor in such case, and at its own cost and expense, work such overtime as may be necessary to make up for all time lost in the completion of the Work and of the Project due to such delay. Should the Subcontractor fail to make up for the time lost by reason of such delay, Turner shall have the right to require other Subcontractors to work overtime and to take whatever other action it deems necessary to avoid delay in the completion of the Work and of the Project and the cost and expense of such overtime and/or such other action shall be borne by the Subcontractor. [Add Rider X (page 3F) here]

Price

     ARTICLE IV. The sum to be paid by Turner, out of funds received from The Development Manager or Owner to the Subcontractor for the satisfactory performance and completion of the Work and of all of the duties, obligations and responsibilities of the Subcontractor under this Agreement and the other Contract Documents shall be UNIT RATE NOT TO EXCEED FOUR MILLION ($4,000,000) DOLLARS (the "Maximum Unit Rate") UNIT RATES IS IN ACCORDANCE WITH THE ATTACHED PAGE (hereinafter called the Price) subject to additions and deductions as herein provided. [Insert Rider Y (page 3F) here]

     It is specifically understood and agreed that the Subcontractor and Turner acknowledge that there is a risk that the Development Manager or Owner, in breach of the contract with Turner, may make late payments or may, under certain circumstances such as insolvency, not make required payments to Turner. The parties furthermore acknowledge their agreement that they shall share the risk of same. As a consequence of the foregoing understanding and consistent with that allocation of risk, the Subcontractor agrees that Turner's receipt of payment from the Development Manager or Owner on behalf of the Subcontractor's requisitions for payment (whether interim requisitions or final requisitions including [illegible]) shall be, to the fullest extent provided by law, a condition precedent to the right of the Subcontractor to receive payment from Turner. In the event that Turner is not receiving proper payment from the Development Manager or Owner on account of the Work of the Subcontractor such that Turner is not required to make payment to the Subcontractor hereunder, Turner may in its sole discretion and to the extent it is legally able to do so, formally and in writing assign to the Subcontractor the right of Turner to pursue claims against the Owner for the payment due to Turner on behalf of the Subcontractors's entitlement under the terms of the Subcontract, which assignment Subcontractor shall be obliged to accept in full and complete liquidation of the obligations to payment of Turner to Subcontractor hereunder. The parties further acknowledge that the Subcontractor is entitled to pursue any and all rights to which it may be entitled under the New York Lien Law in the event that Turner does not pay the Subcontractor amounts due hereunder, including non-payment resulting from delayed payments or non-payment by the Development Manager or Owner to Turner. To the extent that this clause is inconsistent with such lien rights, this clause is deemed waived for such purpose only. In the event that Turner advises Subcontractor that Turner is unable to pay Subcontractor by reason of the Development Manager's or Owner's non-payment to Turner, Subcontractor agrees that the filing of a lien in full accordance with the Lien Law and the complete prosecution of that lien claim to finality in the courts, and collection therefrom, for the amount due to it shall be a condition precedent to the right of the Subcontractor to file an action in law or equity against Turner or its surety in connection with the project. Further, nothing herein shall be deemed to subrogate or waive the Subcontractor's right to the claims against Turner's sureties, if any. In the event that Subcontractor files a claim against any or all of Turner's sureties, Subcontractor agrees to stay any proceedings against Turner's sureties pending the resolution of its mechanic's lien action to finality in the courts, including collection therefrom. Furthermore, nothing herein is intended to limit or preclude the rights of the Contractor under other terms of this Subcontract to backcharges, set-offs or other claims against the Subcontractor in regard to the matters addressed in this Clause or otherwise.

     Except as set forth in the provisions on pages 3A-3F, the Price includes all Federal, State, County, Municipal and other taxes imposed by law and based upon labor, services, materials, equipment or other items required, performed, furnished or used for and in connection with the Work including but not limited to sales, use and personal property taxes payable by or levied or assessed against the Owner, Turner or the Subcontractor. Where the law requires any such taxes to be stated and charged separately, the total price of all items included in the Work plus the amount of such taxes shall not exceed the Price.

Monthly Estimate

     On or before the last day of each month the Subcontractor shall submit to Turner, in the form required by Turner, a written requisition for payment showing the proportionate value of the Work installed to that date, from which shall be deducted a reserved five per cent (5%), all previous payments and all charges for services, materials, equipment and other items furnished by Turner to or chargeable to the Subcontractor, and the balance of the amount of such requisition, as approved by Turner and the [illegible] and for which payment has been received by Turner from the Development Manager or Owner, shall be due and paid to the Subcontractor on or about the fifteenth (15th) day of the succeeding month or in accordance with the Contract Documents.

     The obligation of Turner to make a payment under this Agreement, whether a progress or final payment, or for extras or charge orders or delays to the Work, is subject to the express condition precedent of payment therefor by the Development Manager or Owner. If Turner has provided payment or performance bonds or a combination payment and performance bond, the obligation of Turner and its surety under any of these bonds to make any payment (whether a progress payment or final payment) to a claimant on that bond is similarly subject to the express condition precedent of payment therefor by the Development Manager or Owner.

     The Subcontractor shall submit with its first requisition for payment a detailed schedule showing the breakdown of the Price into its various parts for use only as a basis of checking the Subcontractor's monthly requisitions.

     Turner reserves the right to advance the date of any payment (including the final payment) under this Agreement if, in its sole judgment, it becomes desirable to do so.

     The Subcontractor agrees that, if and when requested to do so by Turner, it shall furnish such information, evidence and substantiation as Turner may require with respect to the nature and extent of all obligations incurred by the Subcontractor for or in connection with the Work, or payments made by the Subcontractor thereon and the monies remaining unpaid, to whom and the reasons therefor.

Final Payment

     Final payment to the Subcontractor shall be within 30 days of substantial completion of the Work.

Payments

     If any claim or lien is made or filed with or against Turner, the Owner, the Project, the Premises or the Project funds by any person claiming that the Subcontractor or any subcontractor or other person under subcontract has failed to make payment for any labor, services, materials, equipment, taxes or other items or obligations furnished or incurred for or in connection with the Work, or if at any time there shall be evidence of such nonpayment or of any claim or lien for which, if established, Turner or the Development Manager or Owner might become liable and which is chargeable to the Subcontractor, or if the Subcontractor or any subcontractor or other person under subcontract causes damage to the Work or to any other work on the Project, or if the Subcontractor fails to perform or is otherwise in default under any of the terms or provisions of this Agreement, Turner shall have the right to retain from any payment then due or thereafter to become due an amount which it deems sufficient to (1) satisfy, discharge and/or defend against any such claim or lien or any action which may be brought or judgment which may be recovered thereon, (2) make good any such nonpayment, damage, failure or default, and (3) compensate Turner and the Development Manager or Owner for and indemnify and hold them harmless against any and all losses, liability, damages, costs and expenses, including legal fees and disbursements, which may be sustained or incurred by either or both of them in connection therewith. Turner shall have the right to apply and charge against the Subcontractor so much of the amount retained as may be required for the foregoing purposes. If the amount is insufficient therefor, the Subcontractor shall be liable for the difference and pay the same to Turner.

Payments and Non Acceptance

     No payment (final or otherwise) made under or in connection with this Agreement shall be conclusive evidence of the performance of the Work or of the Agreement, in which or in part, and no such payment shall be construed to be an acceptance of defective, faulty or improper work or materials nor shall it release the Subcontractor from any of its obligations under this Agreement, nor shall entrance and use by the Owner, or any Designee of Owner constitute acceptance of the Work of any part thereof.

November 8, 2000                                  383 Madison Avenue Project
                                                  New York, NY
                                                  Contract No. 6411A
                                                  --------------------------
                                                  Mold & Mildew Remediation

GENERAL PROVISIONS:
------------------

This Subcontract shall provide for the furnishing of all labor, materials, engineering, equipment, tools, supervision, hoisting, rigging, scaffolding overhead, taxes, etc., as they become necessary for the performance of all Mold and Mildew Remediation Work for the 383 Madison Avenue Project in accordance with the following Contract Documents and the Additional Information stated herein:

CONTRACT DOCUMENTS:
------------------

     AS PREPARED BY TURNER:
     ---------------------

     None.

     AS PREPARED BY THE ARCHITECT:
     ----------------------------

     None.

     ADDITIONAL PROVISIONS/SCOPE:
     ---------------------------

     It is understood and agreed that all work performed under this Contract will be in strict accordance with the information reflected in the Contract
     Documents listed  in  page  3A  of  this   Contract  and  the   following
     amplifications and clarifications which shall supersede the information listed in page 3A if a conflict arises.

1.   Pricing for night and weekend work:
     ----------------------------------

     Laborer, first 8 hours per shift                   $67.50 per hour plus tax
     Supervisor, first 8 hours per shift                $75.00 per hour plus tax
     Project Management, as required,
       first 8 hours per  shift                        $85.00  per hour plus tax
     Principal,  as required,
       first 8 hours  per  shift                     $150.00  per hour  plus tax
     Personnel  Protective Equipment
       (Masks, Filters, Suits, etc.)              $25.00  per  man-day  plus tax
     Microban, or similar  Biocide                $40.00  per  gallon  plus  tax
     Lock-down encapsulant with Biocide        $44.00 per 5-gallon pail plus tax
     Materials:  Poly, tape,  bags,  etc.                $Cost plus 21% plus tax
     Equipment  including HEPA vacs,
       scaffold, airless sprayers, etc.            $Blue Book costs plus 21% tax

2. Man hours and materials used to be verified daily through Trade Wind's reports which must be signed by a Turner Staff Member.

3. Trade Winds to submit requisitions every two weeks to Turner. Payment on requisitions to thirty days after requisition approval by Turner and Bear Stearns.

4. Trade Winds to be covered under project O.C.I.P. Trade Winds to submit Two Million Dollars Automobile Insurance.

5.   Costs for stand-by trades and rubbish removal are excluded.

6.   No finance charges are included in this contract.

7. This contract includes multiple obligee bonds on Turner bond forms for Performance and Labor and Material.



                                      -3A-

       8.     This contract includes zero retention.







                                      -3B-

                                                                       Exhibit A

                               [Trade-Winds Logo]


                                    PROPOSAL
                                                      No. 00-02509B


To:    Mr. Mark Pulsford
       Turner Construction Corp.
       575 Fifth Avenue
       New York, NY

Date:  Nov. 3, 2000

Re:    Bear Stearns Headquarters, 383 Madison Avenue, New York, NY

Dear Mr. Pulsford:

Trade-Winds Environmental Restoration, Inc. is pleased to provide you with a proposal for services. The following is a brief description of the work, our proposed schedule and associated fees. If you should have any questions regarding this proposal, please contact this office.

Trade-Winds shall supply all supervision, labor, materials, and equipment required to decontaminate visibly moldy sheetrock as outlined in the Clayton Environmental Report for the above referenced location. Trained Union personnel (Local 78) shall perform all work in accordance with Federal and State regulations. Hygienatics will approve methodologies for clean up, which will be developed and revised on a case-by-case basis.

Pricing for Night and Weekend Work:
Laborer, first 8 hours per shift:                       $67.50 per hour plus tax
Supervisor, first 8 hours per shift:                    $75.00 per hour plus tax
Project Management, as required,
  first 8 hours per shift:                              $85.00 per hour plus tax
Principal, as required, first 8 hours per shift:       $150.00 per hour plus tax
Personnel Protective Equipment
  (masks, filters, suits, etc.):                     $25.00 per man-day plus tax
Microban, or similar Biocide:                         $40.00 per gallon plus tax
Lock-down encapsulant with Biocide:            $44.00 per 5-gallon pail plus tax
Materials: poly, tape, bags, etc.:                       $Cost plus 21% plus tax
Equipment: including HEPA vacs, scaffold,
     airless prayers, etc.:                    $Blue Book cost plus 21% plus tax
                    This is a Time and Materials Subcontract
Tax will be added unless a Certificate of Capital Improvement on Tax Exempt form is filed with this office prior to the start of this project.



                                      -3C-

Proposal No. 00-02509B
Page 2


Notes:
Price assumes electric and water are available on site and will be provided free of charge. All stand-by trades are excluded from our scope. Pricing assumes that Trade-Winds shall be included under the OCIP, and therefore excludes any and all insurance costs. We shall work a total of nine 11-hours shifts (10 working hours with a one hour lunch) per week as follows: Monday through Sunday evenings (7 shifts) and Saturday and Sunday days (2 shifts). We estimate that all work shall be completed as per the above scope within 4 (four) months. All work after 8 hours per day or 40 hours per week per laborer, supervisor or management will be billed at time and one half. Principal - Michael O'Reilly - Project Manager - Jeff Micheli, or management will be billed at time and one half. Principal - Michael O'Reilly, Project Manager - Jeff.

Terms: All invoices are due paid within 30 days. Due to the scope of this project we shall invoice every two weeks.

Trade-Winds shall provide dual-obligee Payment and Performance bonds in a form to be specified by Turner Construction. Trade-Winds' work will be evaluated by Young Laboratories, Hygienatics and Turner Construction.

We appreciate the opportunity to provide pricing for the above referenced work. Should you have any questions or concerns, please do not hesitate to contract me.

Very truly yours,


/s/ Michael O'Reilly
Michael O'Reilly, President
Trade-Winds Environmental Restoration, Inc.

Please incorporate this proposal into the final form of Sub Contract.


                                      -3D-

                                                                         11/9/00

Rider 1

     The Subcontractor is being engaged to provide services (the "Work") related to the decontamination of designed areas ("Work Areas") determined to contain mold on certain installed gypsum wallboard materials located at 383 Madison Avenue, New York, NY (the "Project") owned by Gregory/Madison LLC (the "Owner") in accordance with the proposal dated November 2, 2000 prepared by the Subcontractor, a copy of which is attached as Exhibit A hereto, which Turner hereby accepts, is incorporated herein by reference and constitutes an integral part of this Agreement (the "Proposal"). Should any provisions of this Agreement conflict with provisions contained in the Proposal, the provisions in the Proposal shall control.

     The Subcontractor shall prepare a Preliminary Work Plan - Means and Methods document (the "Work Plan"). Subcontractor and Turner agree and understand that Owner has hired Hygienactics Environmental Services Inc. (the "Quality Control Supervisor") to work with Subcontractor to review and approve the methodologies and scope of the Work. Subcontractor's only responsibilities hereunder shall be to perform, in all material respects, the services set forth in the Work Plan, as approved by the Quality Control Supervisor. Subcontractor agrees to perform the Work within the scope of the Work Plan, as approved by the Quality Control Supervisor, and acknowledges that it shall be liable for any material deviations from such Work Plan. Subcontractor shall not be liable to Turner or Owner for any Work not designated in the Work Areas or specified in the Work Plan, as approved by the Quality Control Supervisor, or for any Work which Subcontractor is not reasonably able to perform.

Rider 2

     Payment for all services rendered by Subcontractor shall be made pursuant to the terms of the Proposal. Turner acknowledges and agrees that this Agreement is a time and materials subcontract and that there is no fixed limit on the amount of actual costs which may be reasonably incurred in connection with the Project. The Subcontractor shall provide weekly projections ("Estimates") by 5:00 P.M. on Wednesday of each week until completion of the Work identifying (a) the estimated cost of the Work for the next 7 day period which shall be defined as beginning at 6:00 A.M. Saturday of each week of Work, and (b) a weekly revised estimate of the projected total cost of the Work. It is understood by the Subcontractor and Turner that the submitted estimates shall not limit the amount of actual costs.

Rider 3

     Notwithstanding anything to the contrary, Subcontractor shall not be liable to Turner, Owner or any other person or entity for any claims, losses, liabilities or damages caused, arising or occurring as a result of Subcontractor's performance of the Work as approved by the Quality Control Supervisory, except for Subcontractor's negligence in the performance thereof. Without limiting the generality of the foregoing. Subcontractor shall not be liable to Turner, Owner or any other person or entity for damages to person or property caused, arising or occurring as a result of mold or related problems, for which Subcontractor has been retained hereunder if Subcontractor has performed, in all material respects, its duties as approved by the Quality Control Supervisor.

                                      -3E-

Rider X

Notwithstanding anything contained in this Agreement to the contrary, Turner and Subcontractor acknowledge and agree that the nature of the work to be performed by Subcontractor under this Agreement necessarily involves a certain amount of interference with the progress and completion of other work on the Project and that the timing of the completion of the Work cannot be guaranteed by the Subcontractor. Subcontractor shall use commercially reasonable efforts to perform the Work in accordance with Turner's overall scheduling requirements so as to not unreasonably interfere with the progress and completion of the other work on the Project. Turner acknowledges and agrees that, to that extent that Subcontractor uses such commercially reasonable efforts, Subcontractor shall not have any liability to Turner, Development Manager, Owner or any other party for any delays in the completion of the Work or any delays or interference with the progress or completion of other work on the Project.

Rider Y

Notwithstanding anything to the contrary contained in this Article IV, if the sum to be paid by Turner to the Subcontractor for the satisfactory performance and completion of the Work and of all duties, obligations and responsibilities under this Agreement is likely to exceed the Maximum Unit Rate, such Maximum Unit Rate may be increased provided that the Subcontractor provides Turner with an estimate of such overage within a reasonable time prior to exceeding the Maximum Unit Rate.



                                      -3F-

Extension of Time

     ARTICLE V. Should the Subcontractor be delayed, obstructed, hindered or interfered with in the commencement, prosecution or completion of the Work by any cause including but not limited to any act, omission, neglect, negligence or default of Turner or of anyone employed by Turner or by any other contractor or subcontractor on the Project, or by the Architect, Owner or their contractors, subcontractors, agents or consultants, or by damage caused by fire or other casualty or by the combined action of workers or by governmental directive or order in no way chargeable to the Subcontractor, or by any extraordinary conditions arising out of war or government regulations, or by any other cause beyond the control of and not due to any fault, neglect, act or omission of the Subcontractor, its officers, agents, employees, subcontractors or suppliers, then except where in the General Contract, or other contract documents has specific requirements at variance with the foregoing, in which case the requirements of the General Contractor , or other contract documents shall govern the Subcontractor shall be entitled to an extension of time for a period equivalent to the time lost by reason of any and all of the aforesaid causes; provided, however, that the Subcontractor shall not be entitled to any such extension of time unless the Subcontractor (1) notifies Turner in writing of the cause or causes of such delay, obstruction, hindrance or interference with within forty eight (48) hours of the commencement thereof and (2) demonstrates that it could not have anticipated or avoided such delay, obstruction, hindrance or interference and has used all available means to minimize the consequences thereof.

     The Subcontractor agrees that it shall not be entitled to nor claim any cost reimbursement, compensation or damages for any delay, obstruction, hindrance or interference to the Work except to the extent that Turner is entitled to corresponding cost reimbursement, compensation or damages from the Owner under the Contract Documents for such delay, obstruction, hindrance or interference and then only to the extent of the amount, if any, which Turner on behalf of the Subcontractor, actually receives from the Owner on account of such delay, obstruction, hindrance or interference.

     It shall be an express condition precedent to any obligation on the part of Turner to make payment of any such cost, reimbursement, compensation or damages to the Subcontractor hereunder that Turner shall first be determined to be entitled to such compensation on behalf of the Subcontractor and then receive such payment from Owner.

     The Subcontractor agrees that it shall contribute a fair and proportionate share of the costs of advancing the claims of the Subcontractor for delay, including but not limited to legal and other professional fees.

Freight Charges and Shipments

     ARTICLE VI. The Subcontractor in making or ordering shipments shall not consign or have consigned materials, equipment or any other items in the name of Turner. Turner is under no obligation to make payment for charges on shipments made by or to the Subcontractor but may, at its option, pay such charges in which case the Subcontractor shall reimburse Turner for the amount of such payments plus a service charge of twenty-five percent (25%) of the amount so paid.

Dimensions

     ARTICLE VII. Notwithstanding the dimensions on the Plans, Specifications and other Contract Documents it shall be the obligation and responsibility of the Subcontractor to take such measurements as will insure the proper matching and filling of the work covered by this Agreement with contiguous work.

Shop Drawings

     The Subcontractor shall prepare and submit to Turner such shop drawings as may be necessary to describe completely the details and construction of the Work. Approval of such shop drawings by Turner and/or Architect shall not relieve the Subcontractor of his obligation to perform the Work in strict accordance with the Plans, Specifications, the Additional Provisions hereof and the other Contract Documents, nor of its responsibility for the proper matching and filling of the Work with contiguous work and the coordination of the Work with other work being performed on the site, which obligation and responsibility shall continue until completion of the Work.

     The Subcontractor's submission of a shop drawing to Turner shall constitute the Subcontractor's representation, upon which Turner may rely, that the Subcontractor has reviewed the submission for accuracy and compliance with all plans, specifications, the additional provisions hereof and the other Contract Documents and that whatever engineering is required to be performed, same has been performed by a qualified and licensed engineer. Furthermore, the review of the Shop Drawings by Turner shall not constitute an undertaking by Turner to identify deficiencies in the submission, that being an undertaking within the sole responsibility of the Subcontractor.

Continuous Work

     Should the proper and accurate performance of the Work hereunder depend upon the proper and accurate performance of other work not entered by this Agreement, the Subcontractor shall carefully examine such other work, determine whether it is in fit, ready and suitable condition for the proper and accurate conformance of the Work hereunder, use all means necessary to discover any defects in such other work and before proceeding with the Work hereunder, report promptly any such improper conditions and defects to Turner in writing and allow Turner a reasonable time to have such improper conditions and defects remedied.

Interpretation of Plans and Specifications

     ARTICLE VIII. The Work hereunder is to be performed and furnished under the direction and to the satisfaction of both the Architect and Turner. The decision of the Architect as to the true construction, meaning and intent of the Plans and Specifications shall be final and binding upon the parties thereto. Turner will furnish to the Subcontractor such additional information and Plans as may be prepared by the Architect to further describe the Work to be performed and furnished by the Subcontractor and the Subcontractor shall conform to and abide by the same.

     The Subcontractor shall not make any changes, additions and/or omissions in the Work except upon written order of Turner as provided in Article IX hereof.

Changes, Orders, Additions and Deductions.

     ARTICLE IX. Turner reserves the right, from time to time, whether the Work or any part thereof shall or shall not have been completed, to make changes, additions and/or omissions in the Work as it may deem necessary, upon written order to the Subcontractor. The value of the work to be changed, added or omitted shall be stated in said written order and shall be added in or deducted form the Price. The value of the work to be changed, added or omitted shall be determined by the lump sum or unit prices, if any, stipulated herein for such work. If no such prices are stipulated, such value shall be determined by whichever of the following methods or combination thereof Turner may elect:

     (a) By adding or deducting a lump sum or an amount determined by a unit price agreed upon between the parties hereto.

     (b) By adding (1) the actual net cost to the Subcontractor or labor in accordance with the established rates, including required union benefits, premiums the Subcontractor is required to pay for worker's compensation and liability insurance, and payroll taxes on such labor, (2) the actual cost to the Subcontractor of materials and equipment and such other direct costs as may be approved by Turner less all savings, discounts, rebates and credits, (3) an allowance of 10% for overhead on items (1) and (2) above, and (4) an allowance of 5% for profit on items (1), (2) and (3) above.

Special Provisions

     Should the parties hereto be unable to agree as to the value of the work to be changed, added or omitted, the Subcontractor shall proceed with the work promptly under the written order of Turner from which order the stated value of the work shall be omitted, and the determination of the value of the work shall be referred to the Architect whose decision shall be final and binding upon the parties hereto.

     In the case of omitted work Turner shall have the right to withhold from payments due or to become due to the Subcontractor an amount which, in Turner's opinion, is equal to the value of such work until such time as the value thereof is determined by agreement or by the Architect as hereinabove provided.

     All changes, additions or omissions in the Work ordered in writing by Turner shall be deemed to be a part of the Work hereunder and shall be performed and furnished in strict accordance with all of the terms and provisions of this Agreement and the other Contract Documents, Subcontractor accepts the responsibility to keep its surety informed of and obtain consent of its surety to all such modifications to its contract. The obligations of Subcontractor's Surety shall not be reduced, waived or adversely affected by the issuance of such change orders, additions or deductions even if Subcontractor fails to inform surety of same and Subcontractor does not obtain consent of the surety to such modifications. Contractor and other beneficiaries of such bonds shall have no obligation to inform or advise subcontractor's surety of any Change Order, Addition, Deduction or Modification.

Inspection and Defective Work

     ARTICLE X. The Subcontractor shall at all times provide sufficient, safe and proper facilities for the inspection of the Work by Turner, the Architect, the Development Manager and their authorized representatives in the field, at shops and at any other place where materials or equipment for the Work and in the course of preparation, manufacture, treatment or storage. The Subcontractor shall, within twenty-four (24) hours after receiving written notice from Turner in that effect proceed to take down all portions of the Work and remove from the premises all materials whether worked or unworked, which the Architect or Turner shall condemn as unsound, defective or improper or as in any way failing to conform to this Agreement or the Plans, Specifications or other Contract Documents, and the Subcontractor, at its own cost and expense, shall replace the same with proper and satisfactory work and materials and make good all worn, damaged or destroyed by or as a result of such unsound, defective, improper or nonconformed work or materials or by the taking down, removal or to replacement thereof.

Failure to Prosecute, etc.

     ARTICLE XI. Should the Subcontractor at any time refuse use or neglect to supply a sufficiency of skilled workers or materials of the proper quality and quantity, or fail in any respect to prosecute the Work with promptness and allegiance, or cause by any act or omission the stoppage, impede, obstruct, hinder or delay of or interference with or damage to the work of Turner or of any other contractors or subcontractors on the Project, or fail in the performance of any of the terms and provisions of this Agreement or of the other Contract Documents, or should the Architect determine that the Work or any portion thereof is not being performed in accordance with the Contract Documents, or should there be filed by or against the Subcontractor a petition in bankruptcy or for an arrangement or reorganization, or should the Subcontractor become insolvent or be adjudicated a bankrupt or go into liquidation or dissolution, either voluntarily or involuntarily or under a court order, or make a general assignment for the benefit of creditors, or otherwise acknowledge insolvency, then in any of such events, each of which shall constitute a default hereunder on the Subcontractor's part, Turner shall have the right, in addition to any other rights and remedies provided by this Agreement and the other Contract Documents or by law, after three (3) days written notice to the Subcontractor mailed or delivered to the last known address of the latter, (a) to perform and furnish through itself or through others any such labor or materials for the Work and to deduct the cost thereof from any monies due or to become due to the Subcontractor under this Agreement, and/or (b) to terminate the employment of the Subcontractor for all or any portion of the Work, either upon the premises and take possession for the purpose of completing the Work, of all materials, equipment, scaffolds, tools, appliances and other items thereon, all of which the Subcontractor hereby transfers, assigns and sells over to Turner for such purpose, and to employ any person or persons to complete the Work and provide all the labor, services, materials, equipment and other items required thereafter. In case of such termination of the employment of the Subcontractor, the Subcontractor shall not be entitled to receive any further payment under this Agreement until the Work shall be wholly completed to the satisfaction of Turner and the Architect and shall have been sampled by them, at which time, if the unpaid balance of the amount to be paid under this Agreement shall exceed the cost and expense incurred by Turner in completing the Work, such expenses shall be paid by Turner to the Subcontractor, but if such cost and expenses shall exceed such unpaid balance, then the Subcontractor or the surety shall pay the difference to Turner and the Architect and of performing and furnishing all labor, services, materials, equipment and other items required therefor, but also all losses, damages, costs and expenses (including legal fees and disbursements incurred in connection with reprocurement in defending claims arising from such default and in seeking recovery of all such costs and expenses from the Subcontractor and/or its surety), and disbursements sustained, incurred or suffered by reason of or resulting form the Subcontractor's default.

     It is recognized that if the Subcontractor institutes or has instituted against it a case under Title 11 of the United States Code (Bankruptcy Code), such event could impair or frustrate the Subcontractor's performance of this Agreement. Accordingly, it is agreed that upon the occurrence of any such event, Turner shall be entitled to request of Subcontractor or its trustees or other successor adequate assurances of future performance. Failure to comply with such request within ten (10) days of delivery of the request shall entitle Turner, in addition to any other rights and remedies provided by this Agreement or by law, to terminate this Agreement. Pending receipt of adequate assurances of performance and actual performance in accordance herewith, Turner shall be entitled to perform and furnish through itself or through others any such labor, materials or equipment for the Work as may be necessary to maintain the progress of the Work and to deduct the cost thereof from any monies due or to become due to the Subcontractor under this Agreement. In the event of such bankruptcy proceedings, this Agreement shall terminate if the Subcontractor rejects this Agreement or if there has been a default and the Subcontractor is unable to give adequate assurance that it will perform as provided in this Agreement or otherwise is unable to comply with the requirements for assuring this Agreement under the applicable provisions of the Bankruptcy Code.

Loss of Damage to Work

     ARTICLE XII. Turner shall not be responsible for any loss or damage in the Work to be performed and furnished under this Agreement, however caused, until after final acceptance thereof by Turner and the Architect, nor shall Turner be responsible for loss of or damage to materials, tools, equipment, appliances or other personal property owned, rented or used by the Subcontractor or anyone employed by it in the performance of the Work, however caused.

Fire Insurance

     Turner or Owner shall enact and maintain fire insurance (with extended coverage, if specified or otherwise required) upon all Work, materials and equipment incorporated in the Project and all materials and equipment on or about the Premises intended for permanent use or incorporation in the Project or incident to the construction thereof, the capital value of which is included in the cost of the Work, but not including any contractors machinery, tools, equipment, appliances or other personal property owned, rented or used by the Subcontractor or anyone employed by it in the performance of the Work.

     The total value of the property described above as insurable under this Article and as shown on the approved monthly requisition provided for in Article IV, plus the total value of similar property incorporated in the Project or delivered on the Premises during the month, but not included in said requisition, as reported by the Subcontractor to Turner for insurance purposes only, shall determine the total value of the Subcontractor's work, materials and equipment to be insured under this Article.

     The maximum liability to the Subcontractor under this insurance shall be for not more than that proportion of any loss which the last reported value of the insured property have to the actual value of said property at the time of such last report, and in the event for more than the actual loss.

     In the event of a loss insured under this Article, the Subcontractor shall be bound by any adjustment which shall be made between Turner or the Owner and the insurance company or companies. Loss, if any, shall be made payable to Turner and/or the Owner, as the interests may appear, for the account of whom it may concern.

Cleaning Up

     ARTICLE XIII. The Subcontractor shall, of its own cost and expense, (1) keep the Premises free at all times from all waste materials, packaging materials and other rubbish accumulated in connection with the execution of its Work by collecting and depositing said materials and rubbish in locations or containers as designated by Turner from which it shall be removed by Turner from the Premises without charge, (2) clean and remove from its own Work and from all contiguous work of others any spilling, staining, mortar, plaster, concrete or dirt caused by the execution of the Work and make good all defects resulting therefrom, (3) at the completion of its Work in each area, perform such cleaning as may be required to leave the area "broom clean", and (d) at the entire completion of its Work, remove all of its tools, equipment, scaffolds, shanties and surplus materials. Should the Subcontractor fail to perform any of the foregoing to Turner's satisfaction, Turner shall have the right to perform and complete such work itself or through others and charge the cost thereof to the Subcontractor.

Compliance with Law and Permits

     ARTICLE XIV. The Subcontractor shall obtain and pay for all necessary permits and licenses pertaining to the Work and shall comply with all federal, state, municipal and local laws, ordinances, codes, rules, regulations, standards, orders, notices and requirements, including but not limited to those relating to safety, discrimination in employment, fair employment practices at equal employment opportunity, and whether or not provided for by the Plans, Specifications, General Conditions or other Contract Documents, without additional charge or expense to Turner and shall also be responsible for and correct at its own cost and expense, any violations thereof resulting from or in connection with the performance of its Work. The Subcontractor shall at any time upon demand furnish such proof as Turner may require showing such compliance and the correction of such violations. The Subcontractor agrees to save harmless and indemnify Turner from and against any and all loss, equity, claims, actions, proceedings, liability, damages, fines, penalties, costs and expenses, including legal fees and disbursements caused or occasioned directly or indirectly by the Subcontractor's failure to comply with any of said laws, ordinances, rules, requisitions, standards, orders, notices or requirements or to correct such violations therefore resulting from or in connection with the performance of Work.

Labor to be Employed

     ARTICLE XV. The Subcontractor shall not employ men, means, materials or equipment which may cause strikes, work stoppages or any disturbances by workers employed by the Subcontractor, Turner or other contractors or Subcontractors on or in connection with the Work or the Project or the location thereof. The Subcontractor agrees that any disputes as to jurisdiction of [illegible] shall be adjusted in accordance with any plan for the settlement of jurisdictional disputes which may be in effect either nationally or in the locality in which the Work is being done and that it shall be bound and abide by all such adjustments and settlements of jurisdictional disputes, provided that the provisions of this Article shall not be in violation of or in conflict with any provisions of law applicable to the settlement of such disputes. Should the Subcontractor fail to carry out or comply with any of the foregoing provisions, Turner shall have the right, in addition to any other rights and remedies provided by this Agreement or the other Contract Documents or by law, after providing written notice mailed or delivered to the last known address of the Subcontractor, to terminate this

Agreement or any part thereof or the employment of the Subcontractor for all or any portion of the Work, and, for the purpose of completing the Work, enter upon the Premises and take possession in the same manner, to the same extent, and upon the same terms and conditions as set forth in Article XI of this Agreement.

Taxes and Contributions

     ARTICLE XVI. The Subcontractor for the Price herein provided, hereby accepts and assumes exclusive liability for and shall indemnify, protect and save harmless Turner and the Owner from and against the payment of:

     1. All contributions, taxes or premiums (including interest and penalties thereon) which may be payable under the Unemployment Insurance Law of the State, Federal Social Security Act, Federal, State, County and/or Municipal Tax Withholding Laws, or any other law, measured upon the payroll of or required to be withheld from employees, by whomever employed, engaged in the Work as it performed and furnished under this Agreement.

     2. All sales, use, personal property and other taxes (including interest and penalties therefor required by any Federal, State, County, Municipal or other law to be paid or collected by the Subcontractor or any of its subcontractors or vendors or any other person or persons acting for, through or under it or any of them, by reason of the performance of the Work or the acquisition, ownership, furnishing or use of any materials, equipment, supplies, labor, services or other items for or in connection with the Work.

     3. All pension, welfare, vacation, annuity and other union benefit contributions payable under or in connection with labor agreements with respect to all persons, by whomever employed, engaged in the Work to be performed and furnished under this Agreement.

     In furtherance of, and in addition to the agreements, duties, obligations and responsibilities of the Subcontractor with respect to the payment of sales, use, personal property and other taxes set forth in Articles IV and XVI of this Agreement, the Subcontractor agrees to reimburse and otherwise indemnify Turner and the Development Manager and Owner for any expenses, including legal fees and obligation arising from or related to the Subcontractor's failure to pay any sales, use, personal property or other taxes based upon labor, services, materials, equipment or other items acquired, performed, furnished or used for or in connection with the Work.

Patents

     ARTICLE XVII. The Subcontractor hereby agrees to indemnify, protect and save harmless Turner and the Owner from and against any and all liability, loss or damage and to reimburse Turner and the Owner for any expenses, including legal fees and disbursements, to which Turner and the Owner may put because of claims or litigation on account of infringement of alleged infringement of any letters, patent or patent rights by reason of the Work or materials, equipment or other items furnished by the Subcontractor in his performance.

Mechanics, Liens or Claims

     ARTICLE XVIII. Subcontractor acknowledges that its rights to remedies pursuant to New York's Mechanic's Lien Law, shall be governed to the fullest extent permitted by law, by this clause. Subcontractor agrees that its rights to pursue a lien shall be limited to that portion of its subcontract price which is unpaid and due at the time of filing a lien claim under the terms of this subcontract. Subcontractor agrees that it shall not file liens for any sum which is not due hereunder and specifically agrees and covenants that it will not file liens for some which it may contend are due as damages by reason of delays or other such claims unless such sums are agreed due to Subcontractor by written contract modification. Subcontractor agrees that its lien rights, whatever they may be, are reduced by each payment made to Subcontractor by Contractor or any other party on behalf of Contractor. Subcontractor acknowledges that a claim lien filed by it may be disruptive of Project finances and could have an adverse impact on Contractor's relationships with the Owner and its other subcontractors. Therefore, Subcontractor further agrees that if it files a lien claim which is not permitted by law, or which contains claims which are not permissible hereunder or pursuant to law, or which is negligently or purposefully overstated, Contractor shall be entitled to receive from Subcontractor all its damages arising therefrom and further be held harmless and indemnified by Subcontractor from all claims of Owner and other subcontractors arising therefrom.

     If any subcontractor, laborer, material man or supplier of the Subcontractor of any other person directly or indirectly acting for, through or under it or any of them files or maintains a lien or claim, whether a mechanics' lien or an attached account or otherwise, a mechanic's lien or claim against the Project or Premises or any part thereof or any interests therein, or any improvements thereon or against any monies due or to become due from the Owner to Turner or from Turner to the Subcontractor, for or on account of any work, labor, services, materials, supplies, equipment or other items performed or furnished for or in connection with the Work or under any change order or supplemental agreement for extra or additional work in connection with the Project, the Subcontractor agrees to cause such liens and claims to be satisfied, removed or discharged at his own expense by bond, payment or otherwise within ten (10) days from the date of the filing thereof, and upon its failure to do so Turner shall have the right, in addition to all other rights and remedies provided under this Agreement and the other Contract Documents or by law, to cause such items or claims to be satisfied, remedied or discharged by whatever means Turner chooses, at the entire cost and expense of the Subcontractor (such cost and expense to include legal fees and disbursements). The Subcontractor agrees to indemnify, protect and save harmless Turner and the Owner from and against any and all such liens and claims and actions brought or judgments rendered thereon, and from and against any and all loss, damages, liability, costs and expenses, including legal fees and disbursements, which Turner and/or the Owner may sustain or incur in connection therewith.

Assignment and Subletting

     ARTICLE XIX. To the fullest extent permitted by law, Subcontractor agrees that it shall not assign, sell, transfer, delegate or encumber any rights, duties or obligations arising under this Agreement including, but not limited to, any right to receive payments hereunder, without the prior written consent of Turner in its sole discretion and the giving of any such consent to a particular assignment shall not dispense with the necessity of such consent to any further or other assignments. In the event subcontractor assigns, sells, encumbers or otherwise transfers its right to any monies due or to become due under this Agreement or security for any loan, financing or other indebtedness (hereafter "Assignment"), notification to Turner of such Assignment must be sent by courier mail, return receipt requested, to the Purchasing Manager in charge of the business unit responsible for the construction of the Project and the Assignment shall not be effective as against Turner until Turner provides its written consent to such Assignment. Subcontractor agrees that any such Assignment shall not relieve Subcontractor of any of its agreements, duties, responsibilities or obligations under this Agreement and the other Contract Documents and shall not create a contractual relationship or a third party beneficiary relationship of any kind between Turner and such assignee or transferee. Subcontractor further agrees that all of Turners defenses and claims arising out of this Agreement with respect to such Assignment are reserved, unless expressly waived in writing by a duly authorized corporate officer. Subcontractor hereby agrees to indemnify and hold harmless Turner form and against any and all lost, cost, expense or damages Turner or Owner has or may sustain or incur in connection with such Assignment.

Termination for Convenience

     ARTICLE XX. Turner shall have the right at any time by written notice to the Subcontractor, to terminate this Agreement without cause and require the Subcontractor to cease work hereunder, in which case, provided the Subcontractor be not then in default. Turner shall indemnify the Subcontractor against any damage directly resulting from such termination. In the event of such a termination for convenience, the Subcontractor shall be entitled to payment pursuant to the terms of the subcontract for all Work performed as of the date of termination, together with reasonable costs of remediation and such other reasonable costs as may be encountered by the Subcontractor and directly attributable to such termination. However, the Subcontractor shall only be entitled to profit on that portion of the work actually performed and approved for payment to the date of termination together with retainages held upon payments made prior thereto. Subcontractor waives any claim for loss of anticipated profits in the event Turner exercises this clause.

Accident Prevention

     ARTICLE XXII. The Subcontractor agrees that the prevention of accidents to workmen charged upon or in the Work is its responsibility. The Subcontractor agrees to comply with all Federal, State, Municipal and local laws, vicinity of the ordinances, rules, regulations, codes, standards, orders, notices and requirements concerning safety as shall be applicable to the Work, including, among others, the Federal Occupational Safety and Health Act of 1970, as amended, and all standards, rules, regulations and orders which have been or shall be adopted or issued thereunder, and with the safety standards established during the progress of the Work by Turner. When so ordered, the Subcontractor shall stop any part of the Work which Turner deems unsafe until corrective measures satisfactory to Turner have been taken, and the Subcontractor agrees that it shall not have nor make any claim for damages growing out of such stoppages. Should the Subcontractor neglect to take such corrective measures, Turner may do so at the cost and expense of the Subcontractor and may deduct the cost thereof from any payments due or to become due to the Subcontractor. Failure on the part of Turner to stop unsafe practices shall in no way relieve the Subcontractor of his responsibility therefor.

     The Subcontractor acknowledges the receipt of The Turner Corporation's policies on "Safety", "Drug and Alcohol Abuse" and "Sexual Harassment". Subject to applicable law this Subcontractor further agrees to be bound to those policies as a part of the supplemental and special conditions to the contract for construction of the project.

     In the event that hazardous substances of a type of which an employer is required by law to notify its employees are being used or stored on the site by the Subcontractor, the Subcontractor's sub-subcontractor and anyone directly or indirectly employed or otherwise retained by them or either of them, the Subcontractor shall immediately provide written notice of the chemical composition thereof (including, without limitation, a copy of the applicable Material Safety Date Sheet) to Turner, in sufficient time to permit compliance with such laws by Turner, other subcontractors and other employees on the site. In the event that the Subcontractor encounters on the site material reasonably believed to be hazardous substances (including, without limitation, asbestos or polychlorinated byphenyl) which has not been rendered harmless, the Subcontractor shall immediately stop Work only in the area affected and immediately report the condition to Turner in writing. Work in the affected area shall resume when such hazardous substances has been rendered harmless or removed as determined by Turner in his sole and absolute discretion. To the extent of Subcontractor's responsibilities hereunder, Subcontractor does indemnify and save harmless Turner from and against any and all loss, injury, claims, actions, proceedings, liability, damages, fines, penalties, cost and expenses, including legal fees and disbursements, caused or occasioned directly or indirectly by the Subcontractor in regard to such hazardous substances.

Liability for Damage and Personal Injury

     ARTICLE XXIII. The Subcontractor hereby assumes entire responsibility and liability for any and all damage or injury of any kind or nature whatever (including death resulting therefrom) to all persons, whether employees of any tier of the Subcontractor or otherwise, and to all property caused by, resulting from, arising out of or occurring in connection with the execution of the Work, or in preparation for the Work, or any extension, modification, or amendment to the Work by change order or otherwise. Except to the extent, if any, expressly prohibited by statute and excluding from this indemnity such acts or omissions, if any, of the party indemnified for which it is not legally entitled to be indemnified by the Subcontractor under applicable law, should any claims for such damage or injury (including death resulting therefrom) be made or asserted, whether or not such claims are based upon Turner's or the Development Manager or Owner's alleged active or passive negligence or participation in the wrong or upon any alleged breach of any statutory duty or obligation on the part of Turner or the Development Manager or Owner, the Subcontractor agrees to indemnify and save harmless Turner, the Development Manager and Owner, their officers, agents, servants and employees from and against any and all such claims and further from and against any and all loss, cost, expense, liability, damage, penalties, fines or injury, including legal fees and disbursements that Turner and the Owner, their officers, agents, servants or employees may directly or indirectly sustain, suffer or incur as a result thereof and the Subcontractor agrees to and does hereby assume, on behalf of Turner, the Development Manager and Owner, their officers, agents, servants and employees, the defense of any action of law or in equity which may be brought against Turner and/or the Development Manager and Owner, their officers, agents, servants or employees upon or by reason of such claims and to pay on behalf of Turner, the Development Manager and Owner, their officers, agents, servants and employees, upon demand, the amount of any judgment that may be entered against Turner and/or the Development Manager and Owner, their officers, agents, servants or employees in any such action. In the event that any such claims, loss, cost, expense, liability, damage, penalties, fines or injury arise or are made, asserted or threatened against Turner, the Development Manager and Owner, their officers, agents, servants or employees, Turner shall have the right to withhold from any payments due or to become due to the Subcontractor an amount sufficient in its judgment to protect and indemnify Turner, the Development Manager and Owner, their officers, agents, servants and employees from and against any and all such claims, loss, cost, expense, liability, damage, penalties, fines or injury, including legal fees and disbursements, or Turner in its discretion may require the Subcontractor to furnish a surety bond satisfactory to Turner guaranteeing such protection, which bond shall be furnished by the Subcontractor within five (50 days after written demand has been made thereby.

     In furtherance to but not in limitation of the indemnity provisions in this Agreement, Subcontractor hereby expressly and specifically agrees that its obligation to indemnify, defend and save harmless as provided in this Agreement shall not in any way be affected or diminished by any statutory or constitutional immunity it enjoys from suits by its own employees or from limitations of liability or recovery under worker's compensation law.

Compensation and Liability Insurance

     Before commencing the Work, the Subcontractor shall procure and maintain, at its own expense, until completion and final acceptance of the Work at least the following insurance from insurance companies satisfactory to Turner.

     1. WORKERS COMPENSATION AND EMPLOYERS' LIABILITY INSURANCE in accordance with laws of the State in which the Work is situated. OCIP

     2. COMPREHENSIVE GENERAL LIABILITY INSURANCE INCLUDING COMPLETED OPERATIONS, CONTRACTUAL LIABILITY INSURANCE AGAINST THE LIABILITY ASSUMED HEREINABOVE, and including INDEPENDENT CONTRACTORS LIABILITY INSURANCE if the Subcontractor sublets to another all or any portion of the Work, Personal Injury Liability, Broad Form Property Damage (including combined operations), and Explosion, Collapse and Underground Hazards, with the following minimum limits.

Combined Single Limit.  OCIP

     3. COMPREHENSIVE AUTOMOBILE LIABILITY INSURANCE covering all owned, non-owners and hired automobiles used in connection with the Work, with the following minimum limits:

Bodily injury (including death) $2,000,000.00 per accident and Property Damage

     Before commencing the Work, the Subcontractor shall furnish a certificate, satisfactory to Turner from each insurance company showing that the above insurance is in force, displaying policy numbers, dates of expiration, and limits of liability thereunder, and further providing that the insurance will not be canceled or changed until the expiration of at least thirty (30) days after written notice of such cancellation or change has been mailed to and received by Turner. Turner, the Owner and other entities as may be reasonably requested shall be named as an additional insured under those policies of insurance. It is expressly agreed and understood by and between Subcontractors and Turner that the insurance afforded the additional insureds shall be primary insurance and that any other insurance carried by Turn er shall be exempt of all other insurance carried by the Subcontractor and shall not contribute with the Subcontractor's insurance. Subcontractor further agrees to provide endorsements on its insurance policies which shall state the foregoing, however, Subcontractor's failure to provide such endorsement shall not affect Subcontractor's agreement hereunder.

     If the Subcontractor fails to procure and maintain such insurance, Turner shall have the right, but not the obligation, to procure and maintain the said insurance for and in the name of the Subcontractor and the Subcontractor shall pay the cost thereof and shall furnish all necessary information to make effective and maintain such insurance or at Turner's option, Turner may offset the cost incurred by Turner against amounts otherwise payable to Subcontractor hereunder.

Bonds

     ARTICLE XXIV. The Subcontractor shall furnish to Turner a performance bond
in the amount of $       and a separate payment bond in the amount of
$       , the term and contents of such bonds and the Surety or Sureties thereon to be satisfactory to Turner. The Payment and Performance Bonds shall be issued on Turner Multiple Obligee Bond Forms No. 112 and 111, 5/94. Turner Construction Company, Bradirk 383 Associates LLC, d/b/a 383 Madison Venture and Gregory/Madison Avenue LLC shall be listed as co-obligees. Such bonds shall be furnished to Turner within ten (10) calendar days after Subcontractor has executed this Agreement or within such other time period agreed to by Turner in writing. In the event Subcontractor fails to furnish such bonds to Turner within the time period as hereinabove provided, such failure shall constitute a default under this Agreement in which event Turner shall have all of the rights and remedies provided in Article XI hereof with respect to default on the part of Subcontractor including, without limitation, the right to terminate this Agreement.

     Without limiting the responsibilities of Subcontractor and his Surety under the terms of this Agreement, Subcontractor and its Surety hereby agree to promptly pay all lawful claims of subcontractors, material men, laborers, persons, firms or corporations for labor of services performed or materials, supplies, machinery, equipment, rentals, fuels, oils, tools, appliances, insurance and other items furnished, used or consumed in connection with the prosecution of the Work provided for in said Subcontract and any and all modifications thereof and shall indemnify and save harmless Turner of and from all liability, fees, damage and expense, including interest costs and attorney fees, which Turner and/or the Surety may sustain by reason of Subcontractors or its Surety's failure to do so.

Severability

     ARTICLE XXV. In the event that any provision or any part of a provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable laws by an authority, having jurisdiction, such determination shall not impair or otherwise affect the validity, legality, or enforceability of the remaining provisions or parts of provisions of this Agreement which shall remain in full force and effect as of the unenforceable provision or part were deleted.

Entire Agreement

     ARTICLE XXVI. This Agreement constitutes the entire agreement between the parties hereto. No oral representations or other agreements have been made by Turner except as stated in the Agreement. This Agreement may not be changed in any way except as herein provided, and no term or provision hereof may be waived by Turner except in writing, signed by its duly authorized officer or agent. The marginal descriptions of any term or provision of this Agreement are for convenience only and shall not be deemed to amend, restrict or alter the content, meaning or effect thereof.

     The said parties, for themselves, their heirs, executors, administrators, successors and assigns, do hereby agree to the full performance of all of the terms and provisions herein contained.

     IN WITNESS WHEREOF, the parties to these presents have hereunto set their hands as of the day and year first above written.

                                         TURNER CONSTRUCTION COMPANY
  In the Presence of (Witness)

/s/ [illegible]                          By: /s/ Charles Avolio
----------------------------------          -------------------------------
                                            Purchasing Manager

                                         Date:   11/15/00
                                              ------------------

                                         TRADEWINDS ENVIRONMENTAL RESTORATION
                                         INC.

  In the Presence of (Witness)

                                         By: /s/ Michael O'Reilly
----------------------------------          -------------------------------
                                         Date:   11/14/00
                                              ------------------
Subcontractors     New York              State Unemployment No.
               -------------------                             ---------------
  (Insert State and Register No. for State in which the Work is to be performed)

                   Subcontractor's License No.
                                              --------------
      (Insert License No., if any, for State of locality in which the Work is to be performed)


Subcontractors    New York               State Sales Tax Registration No.
               ------------------                                        -------
                (Job Location)

TURNER CONSTRUCTION COMPANY

--------------------------------------------------------------------------------
SUBCONTRACTOR                        OFFICE                    DATE

  Trades-Winds                         NEW YORK                   12/6/00
  Environmental Restoration, Inc.    -----------------------------------------
  100 Sweeneydale, Avenue            CONTRACT                  NUMBER
  Bay Shore, NY 11706                  Bear Stearns                 6411 A0
  Attn: Michael O'Reilly               /100 Vanderbile Avenue
                                     -------------------------------------------
                                     SUBCONTRACT WORK          SUB NO.
                                       MOLD REMEDIATION             09670
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
CHANGE ORDER NO.       ADDITION       The terms and conditions of the original
                                      Subcontract for the above work shall
  A-001              TO CONTRACT      govern this change
                        PRICE
--------------------------------------------------------------------------------

RE:     CHANGE ESTIMATE CE-802 DATED NOVEMBER 30, 2000.

Gentlemen:

Confirming our  mutual  agreement,  the  scope of your  BEAR  STEARNS -
100 Vanderbilt Avenue Contract dated November 15, 2000, is hereby amended as follows:

    The following pending items are now finalized in this Change Order A-001:

      Additional Mold Remediation & Cleaning       $2,000,000.00

      TOTAL ADDITION                               $2,000,000.00

In consideration of the above, your Trade Contract shall be INCREASED in the amount of TWO MILLION DOLLARS AND NO CENTS ($2,000,000.00), which completes all work on the above change and constitutes payment in full therefore. All changes include Trade Contractor Bond as applicable.

Kindly acknowledge your acceptance of this Change Order by signing in the space provided below, on the three copies enclosed, and return them to Turner Construction Company 575 Fifth Avenue - 2nd Level Atrium, New York, NY 10017
Attn: Joseph Byrne, for execution on our behalf, after which one (1) copy will be returned to you for your records.

This Subcontract revision constitute complete agreement regarding compensation to this Subcontractor for both the extension of time and revised cost for the above changed work and constitutes a final settlement of all claims arising out of this Subcontract revision including, without limitation, all claims for delays, disruptions, accelerations and impacts.

Very truly yours,



 /s/ Joseph R. Byrne         /s/ Charles Avolio  12/07/00     /s/ Mark Pulsfort
------------------------     ----------------------------     ------------------
Joseph R. Byrne              Charles Avolio                   Mark Pulsfort
Project Engineer             Purchasing Manager               Project Executive

Accepted by:


/s/ Michael O'Reilly
--------------------------
Michael O'Reilly
Trade-Winds

cc: M. Kass, D. Penick, M. Pulsfort, C. Avolio, F. Gramarossa, M. Capizzano,
G. Brennan, File 09670-Green